Exhibit 5.1

[LETTERHEAD OF WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP]

October 30, 2006

Encorium Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane, Suite 100

Wayne, Pennsylvania 19087

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to a registration statement on Form S-8 of Encorium Group, Inc., a Delaware corporation (the “Company”), which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement covers 278,466 shares of the Company’s common stock, $.001 par value (the “Common Stock”), that may be issued upon the exercise of outstanding options pursuant to the terms of the Option Exchange Agreement included as Exhibit 4.1 to the Registration Statement (the “Agreement”).

We have examined the Registration Statement, including the exhibits thereto, the Company’s certificate of incorporation and by-laws, the Agreement and such other documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

Based on the foregoing, we are of the opinion that the 278,466 shares of Common Stock covered by the Registration Statement, when issued and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Delaware General Corporation Law and the federal securities laws, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP